Exhibit 99.1
Caterpillar Inc.
2Q 2019 Earnings Release

July 24, 2019

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2019 Results
Delivered Higher Sales and Revenues and Returned about $1.9 Billion to Shareholders

	Second Quarter
($ in billions except profit per share)	2019	2018	●	Sales and revenues up 3%; profit per share slightly up
			●	Strong ME&T operating cash flow; returned about $1.9 billion in share repurchases and dividends
Sales and Revenues	$14.4	$14.0
			●	Full-year profit per share outlook range is maintained at $12.06 to $13.06; the company currently expects to be at the lower end of this range
Profit Per Share	$2.83	$2.82

DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced second-quarter 2019 sales and revenues of $14.4 billion, a 3% increase compared with $14.0 billion in the second quarter of 2018. Second-quarter 2019 profit per share was $2.83, compared with $2.82 profit per share in the second quarter of 2018.
During the second quarter of 2019, Machinery, Energy & Transportation (ME&T) operating cash flow was $2.0 billion. The company repurchased $1.4 billion of Caterpillar common stock and paid dividends of $0.5 billion in the second quarter of 2019. The enterprise cash balance at the end of the second quarter of 2019 was $7.4 billion.
“Sales and revenues increased this quarter, including a record performance from Construction Industries, which reflected our strong competitive position globally,” said Caterpillar Chairman and CEO Jim Umpleby. “Our strong operating cash flow in the quarter allowed us to repurchase shares and pay dividends of about $1.9 billion. This is in line with our intention to return substantially all free cash flow to shareholders.”
2019 Outlook
The full-year profit per share outlook range is maintained at $12.06 to $13.06, which includes the first-quarter $0.31 per share discrete tax benefit. The company currently expects to be at the lower end of this outlook range.
The company continues to expect modest sales growth in 2019, which assumes a recovery in Oil and Gas near the end of the year and dealers working through higher machine inventory levels. The company still expects price realization to offset manufacturing costs. With a higher amount of restructuring costs incurred in the second quarter of 2019, the company expects restructuring costs for the remainder of the year to be significantly lower.
“We expect our profit per share in 2019 to be another record,” added Umpleby. “We have the right strategy in place to deliver long-term profitable growth through our continued focus on strategic investments, including growing services and expanding offerings. We will also continue to focus on driving operational excellence including a flexible and competitive cost structure.”
The outlook does not include a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans, which will be excluded from adjusted profit per share in the fourth quarter of 2019 along with any other discrete items.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2018 (at left) and the second quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues were $14.432 billion in the second quarter of 2019, an increase of $421 million, or 3%, compared with $14.011 billion in the second quarter of 2018. The improvement was primarily due to favorable price realization and higher sales volume driven by improved demand for equipment, including a favorable impact from changes in dealer inventories. The increase was partially offset by unfavorable currency impacts. Sales increased in Construction Industries and Resource Industries, while Energy & Transportation sales decreased. Sales increased in North America and Latin America, partially offset by decreases in Asia/Pacific and EAME.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2018	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2019	$ Change	% Change

Construction Industries	$6,172	$199	$253	$(143)	$(14)	$6,467	$295	5%
Resource Industries	2,526	188	129	(37)	(6)	2,800	274	11%
Energy & Transportation	5,724	(143)	44	(91)	(48)	5,486	(238)	(4%)
All Other Segment	124	(6)	—	(1)	8	125	1	1%
Corporate Items and Eliminations	(1,267)	(1)	1	—	60	(1,207)	60
Machinery, Energy & Transportation	$13,279	$237	$427	$(272)	$—	$13,671	$392	3%

Financial Products Segment	$829	$—	$—	$—	$44	$873	$44	5%
Corporate Items and Eliminations	(97)	—	—	—	(15)	(112)	(15)
Financial Products Revenues	$732	$—	$—	$—	$29	$761	$29	4%

Consolidated Sales and Revenues	$14,011	$237	$427	$(272)	$29	$14,432	$421	3%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2019
Construction Industries	$3,513	28%	$392	—%	$1,108	(5%)	$1,433	(22%)	$6,446	5%	$21	(40%)	$6,467	5%
Resource Industries	1,058	32%	448	14%	446	(22%)	759	14%	2,711	12%	89	(6%)	2,800	11%
Energy & Transportation	2,297	(11%)	325	13%	1,160	1%	742	7%	4,524	(4%)	962	(5%)	5,486	(4%)
All Other Segment	14	(18%)	1	—%	4	—%	15	(21%)	34	(17%)	91	10%	125	1%
Corporate Items and Eliminations	(39)		(2)		(5)		2		(44)		(1,163)		(1,207)
Machinery, Energy & Transportation	6,843	12%	1,164	9%	2,713	(6%)	2,951	(8%)	13,671	3%	—	—%	13,671	3%

Financial Products Segment	563	5%	76	7%	102	1%	132	10%	873	5%	—	—%	873	5%
Corporate Items and Eliminations	(72)		(11)		(9)		(20)		(112)		—		(112)
Financial Products Revenues	491	2%	65	8%	93	(1%)	112	14%	761	4%	—	—%	761	4%

Consolidated Sales and Revenues	$7,334	11%	$1,229	9%	$2,806	(6%)	$3,063	(7%)	$14,432	3%	$—	—%	$14,432	3%

Second Quarter 2018
Construction Industries	$2,739		$392		$1,171		$1,835		$6,137		$35		$6,172
Resource Industries	804		394		569		664		2,431		95		2,526
Energy & Transportation	2,582		287		1,153		692		4,714		1,010		5,724
All Other Segment	17		1		4		19		41		83		124
Corporate Items and Eliminations	(40)		(3)		—		(1)		(44)		(1,223)		(1,267)
Machinery, Energy & Transportation	6,102		1,071		2,897		3,209		13,279		—		13,279

Financial Products Segment	537		71		101		120		829		—		829
Corporate Items and Eliminations	(57)		(11)		(7)		(22)		(97)		—		(97)
Financial Products Revenues	480		60		94		98		732		—		732

Consolidated Sales and Revenues	$6,582		$1,131		$2,991		$3,307		$14,011		$—		$14,011

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2018 (at left) and the second quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation other operating (income) expenses.
Operating profit for the second quarter of 2019 was $2.213 billion, up 2% compared with $2.167 billion in the second quarter of 2018. The increase of $46 million was due to favorable price realization and lower selling, general and administrative (SG&A) and research and development (R&D) expenses, offset by higher manufacturing costs and unfavorable sales volume due to product mix.
The increase in manufacturing costs was primarily due to higher material costs, including tariffs, variable labor and burden and warranty expense. Favorable SG&A/R&D expenses were mostly due to lower short-term incentive compensation expense.
The change in sales volume was the result of an unfavorable mix of products primarily within Energy & Transportation and Construction Industries.
Operating profit margin was 15.3% for the second quarter of 2019, compared with 15.5% for the second quarter of 2018.

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Profit by Segment
(Millions of dollars)	Second Quarter 2019	Second Quarter 2018	$ Change	% Change
Construction Industries	$1,247	$1,154	$93	8%
Resource Industries	481	411	70	17%
Energy & Transportation	886	1,012	(126)	(12%)
All Other Segment	11	23	(12)	(52%)
Corporate Items and Eliminations	(441)	(466)	25
Machinery, Energy & Transportation	$2,184	$2,134	$50	2%

Financial Products Segment	$193	$134	$59	44%
Corporate Items and Eliminations	(50)	(5)	(45)
Financial Products	$143	$129	$14	11%

Consolidating Adjustments	(114)	(96)	(18)

Consolidated Operating Profit	$2,213	$2,167	$46	2%

Other Profit/Loss and Tax Items
The provision for income taxes for the second quarter of 2019 reflected an estimated annual tax rate of 26%, compared with 24% for the second quarter of 2018. The increase was largely driven by the application of U.S. tax reform provisions to the earnings of certain non-U.S. subsidiaries, which do not have a calendar fiscal year-end. These provisions did not apply to these subsidiaries in 2018.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2019	$ Change	% Change
Total Sales	$6,172	$199	$253		$(143)	$(14)	$6,467	$295	5%

Sales by Geographic Region
	Second Quarter 2019	Second Quarter 2018	$ Change		% Change
North America	$3,513	$2,739	$774		28%
Latin America	392	392	—		—%
EAME	1,108	1,171	(63)		(5%)
Asia/Pacific	1,433	1,835	(402)		(22%)
External Sales	6,446	6,137	309		5%
Inter-segment	21	35	(14)		(40%)
Total Sales	$6,467	$6,172	$295		5%

Segment Profit
	Second Quarter 2019	Second Quarter 2018	Change		% Change
Segment Profit	$1,247	$1,154	$93		8%
Segment Profit Margin	19.3%	18.7%	0.6	pts

Construction Industries’ total sales were a record $6.467 billion in the second quarter of 2019, a 5% increase compared with $6.172 billion in the second quarter of 2018. Sales increased primarily due to the favorable impact of dealers increasing inventories in the second quarter of 2019, compared with decreasing inventories in the second quarter of 2018. Favorable price realization was partially offset by unfavorable currency impacts.

▪	In North America, sales increased primarily due to higher demand, including the favorable impact of dealer inventories, and favorable price realization.

▪	Construction activities remained at low levels in Latin America, leading to flat sales.

▪	In EAME, the sales decrease was primarily due to currency impact related to the euro.

▪	Sales in Asia/Pacific declined due to lower demand mainly due to China driven by continued competitive pricing pressures and timing of the selling season as well as unfavorable currency impacts.
Construction Industries’ profit was a record $1.247 billion in the second quarter of 2019, an 8% increase compared with $1.154 billion in the second quarter of 2018. The increase in profit was due to favorable price realization, which was mostly offset by higher manufacturing costs. The increase in sales volume was more than offset by an unfavorable mix of products. Higher material costs and variable labor and burden, including the absence of Brazil incentives, were the primary drivers of increased manufacturing costs.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2019	$ Change	% Change
Total Sales	$2,526	$188	$129		$(37)	$(6)	$2,800	$274	11%

Sales by Geographic Region
	Second Quarter 2019	Second Quarter 2018	$ Change		% Change
North America	$1,058	$804	$254		32%
Latin America	448	394	54		14%
EAME	446	569	(123)		(22%)
Asia/Pacific	759	664	95		14%
External Sales	2,711	2,431	280		12%
Inter-segment	89	95	(6)		(6%)
Total Sales	$2,800	$2,526	$274		11%

Segment Profit
	Second Quarter 2019	Second Quarter 2018	Change		% Change
Segment Profit	$481	$411	$70		17%
Segment Profit Margin	17.2%	16.3%	0.9	pts

Resource Industries’ total sales were $2.800 billion in the second quarter of 2019, an 11% increase compared with $2.526 billion in the second quarter of 2018. The increase was primarily due to higher equipment demand and favorable price realization. Mining customers increased capital spending to support ongoing mine site operations, which drove higher sales. In addition, sales increased for non-residential construction and quarry and aggregate customers.
Resource Industries’ profit was $481 million in the second quarter of 2019, a 17% increase compared with $411 million in the second quarter of 2018. The improvement was mostly due to favorable price realization and increased sales volume, partially offset by higher manufacturing costs. Manufacturing costs increased due to unfavorable operating leverage from changes in inventory, as well as higher material costs, variable labor and burden and warranty expense.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2019	$ Change	% Change
Total Sales	$5,724	$(143)	$44		$(91)	$(48)	$5,486	$(238)	(4%)

Sales by Application
	Second Quarter 2019	Second Quarter 2018	$ Change		% Change
Oil and Gas	$1,305	$1,467	$(162)		(11%)
Power Generation	1,021	992	29		3%
Industrial	957	969	(12)		(1%)
Transportation	1,241	1,286	(45)		(3%)
External Sales	4,524	4,714	(190)		(4%)
Inter-segment	962	1,010	(48)		(5%)
Total Sales	$5,486	$5,724	$(238)		(4%)

Segment Profit
	Second Quarter 2019	Second Quarter 2018	Change		% Change
Segment Profit	$886	$1,012	$(126)		(12%)
Segment Profit Margin	16.2%	17.7%	(1.5	pts)

Energy & Transportation’s total sales were $5.486 billion in the second quarter of 2019, a 4% decrease compared with $5.724 billion in the second quarter of 2018. Sales decreased primarily due to lower sales volume and unfavorable currency impacts. The decrease was partially offset by favorable price realization.

▪
Oil and Gas – Sales decreased in North America primarily due to the timing of turbine project deliveries that occurred in the second quarter of 2018 and from lower demand for new equipment in the Permian Basin. This was partially offset by increased sales in EAME primarily due to higher turbine sales for production applications.

▪
Power Generation – Sales slightly increased mostly due to higher deliveries in North America for both large diesel reciprocating engines and turbines. Increases in North America were partially offset by lower sales in EAME for gas power generation applications.

▪	Industrial – Sales were slightly down, with a decrease in EAME primarily due to unfavorable currency impacts partially offset by higher volume in Asia Pacific and Latin America.

▪
Transportation – Sales were slightly lower primarily due to the timing of locomotive deliveries in the second quarter of 2018 and reduced marine activity in North America, partially offset by higher sales for rail services.

Energy & Transportation’s profit was $886 million in the second quarter of 2019, compared with $1.012 billion in the second quarter of 2018. The decrease of 12% was mostly due to an unfavorable mix of applications and lower volume. Price realization was slightly favorable, offset by slightly higher manufacturing costs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2019	Second Quarter 2018	$ Change	% Change
North America	$563	$537	$26	5%
Latin America	76	71	5	7%
EAME	102	101	1	1%
Asia/Pacific	132	120	12	10%
Total Revenues	$873	$829	$44	5%

Segment Profit
	Second Quarter 2019	Second Quarter 2018	Change	% Change
Segment Profit	$193	$134	$59	44%

Financial Products’ segment revenues were $873 million in the second quarter of 2019, an increase of $44 million, or 5%, from the second quarter of 2018. The increase was primarily due to higher average financing rates in North America and Asia/Pacific and higher average earning assets in North America.
Financial Products’ segment profit was $193 million in the second quarter of 2019, up 44% compared with $134 million in the second quarter of 2018. The increase was primarily due to a decrease in the provision for credit losses at Cat Financial and an increase in net yield on average earning assets.
At the end of the second quarter of 2019, past dues at Cat Financial were 3.38%, compared with 3.16% at the end of the second quarter of 2018. The increase in past dues was primarily driven by EAME. Write-offs, net of recoveries, were $74 million for the second quarter of 2019, compared with $80 million for the second quarter of 2018. As of June 30, 2019, Cat Financial's allowance for credit losses totaled $523 million, or 1.81% of finance receivables, compared with $534 million, or 1.89% of finance receivables at March 31, 2019. The allowance for credit losses at year-end 2018 was $511 million, or 1.80% of finance receivables.
Dealer Inventories and Order Backlog
Dealer machine and engine inventories increased about $500 million during the second quarter of 2019, compared with an increase of about $100 million during the second quarter of 2018.
At the end of the second quarter of 2019, the order backlog was $15.0 billion, about $1.9 billion lower than the first quarter of 2019.

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Notes

–	Glossary of terms is included on the Caterpillar website at http://www.caterpillar.com/investors/.

–	Information on non-GAAP financial measures is included in the appendix on page 20.

–
Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 10 a.m. Central Time on Wednesday, July 24, 2019, to discuss its 2019 second-quarter financial results. The accompanying slides will be available before the webcast on the Caterpillar website at http://www.caterpillar.com/investors/events-and-presentations.

About Caterpillar
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2018 sales and revenues of $54.722 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.
Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events including natural disasters; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
Machinery, Energy & Transportation
Caterpillar defines Machinery, Energy & Transportation as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis. Machinery, Energy & Transportation information relates to the design, manufacture and marketing of Caterpillar products. Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment. The nature of these businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company also believes this presentation will assist readers in understanding Caterpillar’s business. Pages 11-19 reconcile Machinery, Energy & Transportation with Financial Products on the equity basis to Caterpillar Inc. consolidated financial information.
Caterpillar’s latest financial results and outlook are also available online:
http://www.caterpillar.com/en/investors.html
http://www.caterpillar.com/en/investors/quarterly-results.html (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, 309-675-4549 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, 224-551-4133 or Kenny_Kate@cat.com

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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,671	$13,279	$26,395	$25,429
Revenues of Financial Products	761	732	1,503	1,441
Total sales and revenues	14,432	14,011	27,898	26,870

Operating costs:
Cost of goods sold	9,941	9,422	18,944	17,988
Selling, general and administrative expenses	1,309	1,440	2,628	2,716
Research and development expenses	441	462	876	905
Interest expense of Financial Products	192	182	382	348
Other operating (income) expenses	336	338	648	638
Total operating costs	12,219	11,844	23,478	22,595

Operating profit	2,213	2,167	4,420	4,275

Interest expense excluding Financial Products	103	102	206	203
Other income (expense)	68	121	228	248

Consolidated profit before taxes	2,178	2,186	4,442	4,320

Provision (benefit) for income taxes	565	490	952	962
Profit of consolidated companies	1,613	1,696	3,490	3,358

Equity in profit (loss) of unconsolidated affiliated companies	6	9	13	14

Profit of consolidated and affiliated companies	1,619	1,705	3,503	3,372

Less: Profit (loss) attributable to noncontrolling interests	(1)	(2)	2	—

Profit [1]	$1,620	$1,707	$3,501	$3,372

Profit per common share	$2.85	$2.86	$6.14	$5.65
Profit per common share — diluted [2]	$2.83	$2.82	$6.08	$5.56

Weighted-average common shares outstanding (millions)
– Basic	567.8	596.2	569.9	597.0
– Diluted [2]	573.1	604.2	575.8	606.1

[1]	Profit attributable to common shareholders.
[2]	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.

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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and short-term investments	$7,429	$7,857
Receivables – trade and other	8,996	8,802
Receivables – finance	9,539	8,650
Prepaid expenses and other current assets	1,818	1,765
Inventories	12,007	11,529
Total current assets	39,789	38,603

Property, plant and equipment – net	13,172	13,574
Long-term receivables – trade and other	1,154	1,161
Long-term receivables – finance	12,461	13,286
Noncurrent deferred and refundable income taxes	1,473	1,439
Intangible assets	1,733	1,897
Goodwill	6,211	6,217
Other assets	3,194	2,332
Total assets	$79,187	$78,509

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$—
-- Financial Products	5,266	5,723
Accounts payable	7,022	7,051
Accrued expenses	3,789	3,573
Accrued wages, salaries and employee benefits	1,411	2,384
Customer advances	1,263	1,243
Dividends payable	579	495
Other current liabilities	2,157	1,919
Long-term debt due within one year:
-- Machinery, Energy & Transportation	13	10
-- Financial Products	6,235	5,820
Total current liabilities	27,735	28,218

Long-term debt due after one year:
-- Machinery, Energy & Transportation	7,657	8,005
-- Financial Products	17,107	16,995
Liability for postemployment benefits	7,448	7,455
Other liabilities	4,362	3,756
Total liabilities	64,309	64,429

Shareholders’ equity
Common stock	5,822	5,827
Treasury stock	(22,467)	(20,531)
Profit employed in the business	32,981	30,427
Accumulated other comprehensive income (loss)	(1,499)	(1,684)
Noncontrolling interests	41	41
Total shareholders’ equity	14,878	14,080
Total liabilities and shareholders’ equity	$79,187	$78,509

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Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2019	2018
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,503	$3,372
Adjustments for non-cash items:
Depreciation and amortization	1,288	1,367
Other	440	446
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(166)	(703)
Inventories	(487)	(1,208)
Accounts payable	134	545
Accrued expenses	151	(31)
Accrued wages, salaries and employee benefits	(979)	(768)
Customer advances	14	(54)
Other assets – net	(221)	174
Other liabilities – net	32	(57)
Net cash provided by (used for) operating activities	3,709	3,083
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(479)	(645)
Expenditures for equipment leased to others	(746)	(883)
Proceeds from disposals of leased assets and property, plant and equipment	422	539
Additions to finance receivables	(6,181)	(6,143)
Collections of finance receivables	5,902	5,405
Proceeds from sale of finance receivables	119	124
Investments and acquisitions (net of cash acquired)	(3)	(348)
Proceeds from sale of businesses and investments (net of cash sold)	—	12
Proceeds from sale of securities	170	168
Investments in securities	(243)	(318)
Other – net	(40)	21
Net cash provided by (used for) investing activities	(1,079)	(2,068)
Cash flow from financing activities:
Dividends paid	(986)	(933)
Common stock issued, including treasury shares reissued	39	256
Common shares repurchased	(2,105)	(1,250)
Proceeds from debt issued (original maturities greater than three months)	5,340	4,307
Payments on debt (original maturities greater than three months)	(4,901)	(4,436)
Short-term borrowings – net (original maturities three months or less)	(436)	1,487
Other – net	(2)	(4)
Net cash provided by (used for) financing activities	(3,051)	(573)
Effect of exchange rate changes on cash	(10)	(68)
Increase (decrease) in cash and short-term investments and restricted cash	(431)	374
Cash and short-term investments and restricted cash at beginning of period	7,890	8,320
Cash and short-term investments and restricted cash at end of period	$7,459	$8,694

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,671	$13,671	$—	$—
Revenues of Financial Products	761	—	894	(133)	[2]
Total sales and revenues	14,432	13,671	894	(133)

Operating costs:
Cost of goods sold	9,941	9,943	—	(2)	[3]
Selling, general and administrative expenses	1,309	1,102	209	(2)	[3]
Research and development expenses	441	441	—	—
Interest expense of Financial Products	192	—	201	(9)	[4]
Other operating (income) expenses	336	1	341	(6)	[3]
Total operating costs	12,219	11,487	751	(19)

Operating profit	2,213	2,184	143	(114)

Interest expense excluding Financial Products	103	105	—	(2)	[4]
Other income (expense)	68	(63)	19	112	[5]

Consolidated profit before taxes	2,178	2,016	162	—

Provision (benefit) for income taxes	565	502	63	—
Profit of consolidated companies	1,613	1,514	99	—

Equity in profit (loss) of unconsolidated affiliated companies	6	6	—	—
Equity in profit of Financial Products’ subsidiaries	—	94	—	(94)	[6]

Profit of consolidated and affiliated companies	1,619	1,614	99	(94)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(6)	5	—

Profit [7]	$1,620	$1,620	$94	$(94)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,279	$13,279	$—	$—
Revenues of Financial Products	732	—	849	(117)	[2]
Total sales and revenues	14,011	13,279	849	(117)

Operating costs:
Cost of goods sold	9,422	9,422	—	—
Selling, general and administrative expenses	1,440	1,223	223	(6)	[3]
Research and development expenses	462	462	—	—
Interest expense of Financial Products	182	—	191	(9)	[4]
Other operating (income) expenses	338	38	306	(6)	[3]
Total operating costs	11,844	11,145	720	(21)

Operating profit	2,167	2,134	129	(96)

Interest expense excluding Financial Products	102	111	—	(9)	[4]
Other income (expense)	121	27	7	87	[5]

Consolidated profit before taxes	2,186	2,050	136	—

Provision (benefit) for income taxes	490	457	33	—
Profit of consolidated companies	1,696	1,593	103	—

Equity in profit (loss) of unconsolidated affiliated companies	9	9	—	—
Equity in profit of Financial Products’ subsidiaries	—	98	—	(98)	[6]

Profit of consolidated and affiliated companies	1,705	1,700	103	(98)

Less: Profit (loss) attributable to noncontrolling interests	(2)	(7)	5	—

Profit [7]	$1,707	$1,707	$98	$(98)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$26,395	$26,395	$—	$—
Revenues of Financial Products	1,503	—	1,764	(261)	[2]
Total sales and revenues	27,898	26,395	1,764	(261)

Operating costs:
Cost of goods sold	18,944	18,946	—	(2)	[3]
Selling, general and administrative expenses	2,628	2,229	401	(2)	[3]
Research and development expenses	876	876	—	—
Interest expense of Financial Products	382	—	401	(19)	[4]
Other operating (income) expenses	648	11	654	(17)	[3]
Total operating costs	23,478	22,062	1,456	(40)

Operating profit	4,420	4,333	308	(221)

Interest expense excluding Financial Products	206	215	—	(9)	[4]
Other income (expense)	228	(44)	60	212	[5]

Consolidated profit before taxes	4,442	4,074	368	—

Provision (benefit) for income taxes	952	837	115	—
Profit of consolidated companies	3,490	3,237	253	—

Equity in profit (loss) of unconsolidated affiliated companies	13	13	—	—
Equity in profit of Financial Products’ subsidiaries	—	242	—	(242)	[6]

Profit of consolidated and affiliated companies	3,503	3,492	253	(242)

Less: Profit (loss) attributable to noncontrolling interests	2	(9)	11	—

Profit [7]	$3,501	$3,501	$242	$(242)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$25,429	$25,429	$—	$—
Revenues of Financial Products	1,441	—	1,660	(219)	[2]
Total sales and revenues	26,870	25,429	1,660	(219)

Operating costs:
Cost of goods sold	17,988	17,988	—	—
Selling, general and administrative expenses	2,716	2,310	412	(6)	[3]
Research and development expenses	905	905	—	—
Interest expense of Financial Products	348	—	364	(16)	[4]
Other operating (income) expenses	638	37	616	(15)	[3]
Total operating costs	22,595	21,240	1,392	(37)

Operating profit	4,275	4,189	268	(182)

Interest expense excluding Financial Products	203	223	—	(20)	[4]
Other income (expense)	248	81	5	162	[5]

Consolidated profit before taxes	4,320	4,047	273	—

Provision (benefit) for income taxes	962	898	64	—
Profit of consolidated companies	3,358	3,149	209	—

Equity in profit (loss) of unconsolidated affiliated companies	14	14	—	—
Equity in profit of Financial Products’ subsidiaries	—	200	—	(200)	[6]

Profit of consolidated and affiliated companies	3,372	3,363	209	(200)

Less: Profit (loss) attributable to noncontrolling interests	—	(9)	9	—

Profit [7]	$3,372	$3,372	$200	$(200)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,503	$3,492	$253	$(242)	[2]
Adjustments for non-cash items:
Depreciation and amortization	1,288	855	433	—
Undistributed profit of Financial Products	—	(242)	—	242	[3]
Other	440	264	(51)	227	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(166)	161	(5)	(322)	[4,5]
Inventories	(487)	(489)	—	2	[4]
Accounts payable	134	(94)	279	(51)	[4]
Accrued expenses	151	158	(5)	(2)	[4]
Accrued wages, salaries and employee benefits	(979)	(978)	(1)	—
Customer advances	14	18	—	(4)	[4]
Other assets – net	(221)	(228)	57	(50)	[4]
Other liabilities – net	32	(97)	75	54	[4]
Net cash provided by (used for) operating activities	3,709	2,820	1,035	(146)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(479)	(468)	(11)	—
Expenditures for equipment leased to others	(746)	(24)	(725)	3	[4]
Proceeds from disposals of leased assets and property, plant and equipment	422	97	367	(42)	[4]
Additions to finance receivables	(6,181)	—	(7,027)	846	[5]
Collections of finance receivables	5,902	—	6,548	(646)	[5]
Net intercompany purchased receivables	—	—	15	(15)	[5]
Proceeds from sale of finance receivables	119	—	119	—
Net intercompany borrowings	—	213	1	(214)	[6]
Investments and acquisitions (net of cash acquired)	(3)	(3)	—	—
Proceeds from sale of securities	170	13	157	—
Investments in securities	(243)	(12)	(231)	—
Other – net	(40)	(9)	(31)	—
Net cash provided by (used for) investing activities	(1,079)	(193)	(818)	(68)
Cash flow from financing activities:
Dividends paid	(986)	(986)	—	—
Common stock issued, including treasury shares reissued	39	39	—	—
Common shares repurchased	(2,105)	(2,105)	—	—
Net intercompany borrowings	—	(1)	(213)	214	[6]
Proceeds from debt issued > 90 days	5,340	—	5,340	—
Payments on debt > 90 days	(4,901)	(4)	(4,897)	—
Short-term borrowings – net < 90 days	(436)	—	(436)	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	(3,051)	(3,059)	(206)	214
Effect of exchange rate changes on cash	(10)	(8)	(2)	—
Increase (decrease) in cash and short-term investments and restricted cash	(431)	(440)	9	—
Cash and short-term investments and restricted cash at beginning of period	7,890	6,994	896	—
Cash and short-term investments and restricted cash at end of period	$7,459	$6,554	$905	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products' cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,372	$3,363	$209	$(200)	[2]
Adjustments for non-cash items:
Depreciation and amortization	1,367	933	434	—
Undistributed profit of Financial Products	—	(200)	—	200	[3]
Other	446	197	61	188	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(703)	136	(74)	(765)	[4,5]
Inventories	(1,208)	(1,186)	—	(22)	[4]
Accounts payable	545	570	(56)	31	[4]
Accrued expenses	(31)	(40)	9	—
Accrued wages, salaries and employee benefits	(768)	(745)	(23)	—
Customer advances	(54)	(54)	—	—
Other assets – net	174	176	(10)	8	[4]
Other liabilities – net	(57)	(118)	69	(8)	[4]
Net cash provided by (used for) operating activities	3,083	3,032	619	(568)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(645)	(550)	(95)	—
Expenditures for equipment leased to others	(883)	(4)	(919)	40	[4]
Proceeds from disposals of leased assets and property, plant and equipment	539	93	461	(15)	[4]
Additions to finance receivables	(6,143)	—	(6,823)	680	[5,7]
Collections of finance receivables	5,405	—	6,144	(739)	[5]
Net intercompany purchased receivables	—	—	(608)	608	[5]
Proceeds from sale of finance receivables	124	—	124	—
Net intercompany borrowings	—	112	—	(112)	[6]
Investments and acquisitions (net of cash acquired)	(348)	(348)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	18	—	(6)	[7]
Proceeds from sale of securities	168	10	158	—
Investments in securities	(318)	(19)	(299)	—
Other – net	21	24	(4)	1	[8]
Net cash provided by (used for) investing activities	(2,068)	(664)	(1,861)	457
Cash flow from financing activities:
Dividends paid	(933)	(933)	—	—
Common stock issued, including treasury shares reissued	256	256	1	(1)	[8]
Common shares repurchased	(1,250)	(1,250)	—	—
Net intercompany borrowings	—	—	(112)	112	[6]
Proceeds from debt issued > 90 days	4,307	—	4,307	—
Payments on debt > 90 days	(4,436)	(3)	(4,433)	—
Short-term borrowings – net < 90 days	1,487	34	1,453	—
Other – net	(4)	(4)	—	—
Net cash provided by (used for) financing activities	(573)	(1,900)	1,216	111
Effect of exchange rate changes on cash	(68)	(61)	(7)	—
Increase (decrease) in cash and short-term investments and restricted cash	374	407	(33)	—
Cash and short-term investments and restricted cash at beginning of period	8,320	7,416	904	—
Cash and short-term investments and restricted cash at end of period	$8,694	$7,823	$871	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.
[7]	Elimination of proceeds received from Financial Products related to Machinery, Energy & Transportation's sale of businesses and investments.
[8]	Elimination of change in investment and common stock related to Financial Products.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
Adjusted Profit Per Share
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of a discrete tax benefit related to U.S. tax reform in the first quarter of 2019, and 2018 restructuring costs, which were incurred to generate longer-term benefits. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2019, excluding a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted profit per share to the most directly comparable GAAP measure, diluted profit per share, are as follows:

	Second Quarter		Outlook
	2018	2019	Previous[1]	Current[2]
Profit per share	$2.82	$2.83	$12.06-$13.06	$12.06-$13.06
Per share U.S. tax reform impact	—	—	($0.31)	($0.31)
Per share restructuring costs[3]	$0.15	—	—	—
Adjusted profit per share	$2.97	$2.83	$11.75-$12.75	$11.75-$12.75

[1] Profit per share outlook range as of April 24, 2019.
[2] Profit per share outlook range as of July 24, 2019. The company expects to be at the lower end of this range.
3 At estimated annual tax rate of 24%. 2019 restructuring costs are not material.

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